Exhibit 99.1

Tigo Energy Reports Second Quarter 2024 Financial Results

CAMPBELL, Calif. – August 6, 2024 – Tigo Energy, Inc. (“Tigo”, or the “Company”) (NASDAQ: TYGO), a leading provider of intelligent solar and energy storage solutions, today reported unaudited financial results for the second quarter ended June 30, 2024 and financial guidance for the third quarter ending September 30, 2024.

Recent Financial and Operational Highlights

●	Quarterly revenue of $12.7 million

●	GAAP gross margin of 30.4%

●	GAAP operating loss of $8.4 million

●	GAAP net loss of $11.3 million

●	Adjusted EBITDA loss of $6.4 million

●	Cash, cash equivalents, and marketable securities of $20.2 million

●	Shipped 378,000 MLPE, or approximately 144MW DC assuming an average panel size of 400W

●	Selected for a 142MWp Solar Installation, delivering best-in-class safety for large Commercial & Industrial solar installation in Spain

●	Introduced EI Professional, offering an unlimited seat subscription that provides a portfolio-wide dashboard for solar installers to review health, performance and commissioning time data for their installations

●	Welcomed Midnite Solar as a new licensee for Tigo’s rapid shutdown technology

Management Commentary

“We experienced steady sequential growth in the second quarter of 2024 as we continue to navigate the prolonged industry recovery,” said Zvi Alon, Chairman and CEO of Tigo. “Our financial results are within our previously stated guidance and we continue to build off our progress this quarter. Our newly launched TS4-X product family has been positively received by the market and we received our largest order in history for a 142 MWp installation in Spain. We believe our recent market win sets us up for future success and our TS4-X introduction has positioned us ahead of the market during this extended recovery period.

While Tigo is not immune to macroeconomic dependencies, we expect that our robust product portfolio, and recent gains within the utility sector for our MLPE products, will allow us to achieve increased revenue growth in a sluggish environment and positions us well against our competitors as we move into the second half of 2024. We believe the scalability we have built into our business model, coupled with our strategic initiatives and TS4-X product offering, give us a strong foundation to outgrow the industry. We expect our revenues and profitability to slowly continue their upward trajectory as we move closer to the end of the year, driven by the strong market reception and anticipated increased demand for our solutions. We look forward to a stronger second half of 2024.”

“Our cost-reduction efforts are starting to materialize and we expect they will be fully reflected in our financials during the second half of the year,” stated Bill Roeschlein, Chief Financial Officer of Tigo. “Considering our current supply of inventory on-hand, we expect to continue progressing toward a cash break-even point at a quarterly revenue level of approximately $17 million to $19 million and an adjusted EBITDA break-even point at a quarterly revenue level of approximately $33 million to $35 million on a normalized basis. We believe that our revenues will continue to improve in the second half of the year based on expectations for a recovery in the industry, which would allow us to achieve profitable growth in the near future.”

Second Quarter 2024 Financial Results

Results compare the 2024 fiscal second quarter ended June 30, 2024 to the 2023 fiscal second quarter ended June 30, 2023, unless otherwise indicated.

●	Revenues totaled $12.7 million, an 81.5% decrease from $68.8 million. On a sequential basis, revenues increased by $2.9 million, or 29.6%.

●	Gross profit totaled $3.9 million, or 30.4% of total revenue, an 85.1% decrease from $25.9 million, or 37.6% of total revenue.

●	Total operating expenses totaled $12.3 million, a 28.8% decrease from $17.2 million.

●	Net loss totaled $11.3 million, compared to a net loss of $22.2 million.

●	Adjusted EBITDA loss totaled $6.4 million, compared to an adjusted EBITDA of $13.6 million.

●	Cash, cash equivalents, and marketable securities totaled $20.2 million at June 30, 2024. On a sequential basis, cash declined by $1.8 million.

Third Quarter 2024 Outlook

The Company also provides guidance for the third quarter ending September 30, 2024 as follows:

●	Revenues are expected to be within the range of $13.0 million to $16.0 million.

●	Adjusted EBITDA loss is expected to be within the range of $6.5 million to $8.5 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, August 6, 2024, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues, reach cash flow break-even, adjusted EBITDA break-even, become profitable, and our overall long-term growth prospects, expectations regarding a recovery in our industry, including the timing thereof, current and future inventory levels and its impact on future financial results, statements about demand for our products, our competitive position, and our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with macroeconomic conditions, seasonal trends and the cyclical nature of the solar industry, including the current downturn; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives for solar energy solutions; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because it (i) allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) is used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance (including our projected break-even point) is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Matt Glover or Ralf Esper

Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$14,943	$4,405
Restricted cash	200	—
Marketable securities, short-term	5,214	26,806
Accounts receivable, net	6,917	6,862
Inventory	51,311	61,401
Prepaid expenses and other current assets	4,509	5,236
Total current assets	83,094	104,710
Property and equipment, net	3,191	3,458
Operating right-of-use assets	2,010	2,503
Marketable securities, long-term	—	1,977
Intangible assets, net	2,057	2,192
Other assets	768	728
Goodwill	12,209	12,209
Total assets	$103,329	$127,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,085	$15,685
Accrued expenses and other current liabilities	6,639	8,681
Deferred revenue, current portion	275	335
Warranty liability, current portion	539	526
Operating lease liabilities, current portion	936	1,192
Total current liabilities	15,474	26,419
Warranty liability, net of current portion	5,238	5,106
Deferred revenue, net of current portion	704	466
Long-term debt, net of unamortized debt discount and issuance costs	36,040	31,570
Operating lease liabilities, net of current portion	1,133	1,392
Total liabilities	58,589	64,953
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	143,364	138,657
Accumulated deficit	(98,607)	(75,780)
Accumulated other comprehensive loss	(23)	(59)
Total stockholders’ equity	44,740	62,824
Total liabilities and stockholders’ equity	$103,329	$127,777

Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$12,701	$68,826	$22,503	$118,884
Cost of revenue	8,834	42,920	15,870	74,609
Gross profit	3,867	25,906	6,633	44,275
Operating expenses:
Research and development	2,704	2,424	5,175	4,638
Sales and marketing	4,055	5,163	8,658	9,935
General and administrative	5,511	9,654	10,291	13,217
Total operating expenses	12,270	17,241	24,124	27,790
(Loss) income from operations	(8,403)	8,665	(17,491)	16,485
Other expenses (income):
Change in fair value of preferred stock warrant and contingent shares liability	41	2,608	(155)	3,120
Change in fair value of derivative liability	—	38,251	—	38,251
Loss on debt extinguishment	—	—	—	171
Interest expense	2,862	1,587	5,688	2,365
Other income, net	(1)	(672)	(213)	(1,223)
Total other expenses, net	2,902	41,774	5,320	42,684
Loss before income tax expense	(11,305)	(33,109)	(22,811)	(26,199)
Income tax expense (benefit)	16	(10,933)	16	(10,933)
Net loss	(11,321)	(22,176)	(22,827)	(15,266)
Cumulative dividends on convertible preferred stock	—	(1,248)	—	(3,399)
Net loss attributable to common stockholders	$(11,321)	$(23,424)	$(22,827)	$(18,665)

Loss per common share
Basic	$(0.19)	$(0.84)	$(0.38)	$(1.09)
Diluted	$(0.19)	$(0.84)	$(0.38)	$(1.09)
Weighted-average common shares outstanding
Basic	60,363,680	27,750,374	59,874,991	17,174,936
Diluted	60,363,680	27,750,374	59,874,991	17,174,936

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash Flows from Operating activities:
Net loss	$(22,827)	$(15,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	612	536
Reserve for inventory obsolescence	458	410
Change in fair value of preferred stock warrant and contingent shares liability	(155)	3,120
Change in fair value of derivative liability	—	38,251
Deferred tax benefit	—	(11,147)
Non-cash interest expense	4,470	982
Stock-based compensation	4,208	863
Allowance for credit losses	(1,434)	170
Loss on debt extinguishment	—	171
Non-cash lease expense	619	415
Accretion of interest on marketable securities	(163)	(204)
Changes in operating assets and liabilities:
Accounts receivable	1,379	(30,057)
Inventory	9,632	(26,134)
Prepaid expenses and other assets	687	167
Accounts payable	(8,392)	30,254
Accrued expenses and other liabilities	(1,648)	2,267
Deferred revenue	178	(500)
Warranty liability	145	1,142
Operating lease liabilities	(641)	(374)
Net cash used in operating activities	$(12,872)	$(4,934)
Investing activities:
Purchase of marketable securities	—	(50,221)
Acquisition of fSight	—	(16)
Purchase of intangible assets	—	(450)
Purchase of property and equipment	(418)	(1,510)
Disposals of property and equipment	—	73
Sales and maturities of marketable securities	23,768	—
Net cash provided by (used in) investing activities	$23,350	$(52,124)
Financing activities:
Proceeds from Convertible Promissory Note	—	50,000
Repayment of from Series 2022-1 Notes	—	(20,833)
Payment of financing costs	—	(354)
Proceeds from Business Combination	—	2,238
Proceeds from exercise of stock options	260	106
Payment of tax withholdings on stock options	—	(91)
Net cash provided by financing activities	$260	$31,066
Net increase (decrease) in cash, cash equivalents and restricted cash	10,738	(25,992)
Cash, cash equivalents and restricted cash at beginning of period	4,405	37,717
Cash, cash equivalents and restricted cash at end of period	$15,143	$11,725

Tigo Energy, Inc.

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Net Loss (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(11,321)	$(22,176)	$(22,827)	$(15,266)
Adjustments:
Total other expenses, net	2,902	41,774	5,320	42,684
Income tax expense (benefit)	16	(10,933)	16	(10,933)
Depreciation and amortization	302	294	612	536
Stock-based compensation	1,703	497	4,208	863
M&A transaction expenses	—	4,113	—	4,246
Adjusted EBITDA	$(6,398)	$13,569	$(12,671)	$22,130

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.